EXHIBIT 10.6


         THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

         RIGHTS OF THE HOLDER TO RECEIVE PAYMENT ARE SUBJECT AND SUBORDINATE TO THE PRIOR PAYMENT OF ALL SENIOR DEBT AND ALL SENIOR SUBORDINATED DEBT (AS DEFINED IN PARAGRAPH 4 HEREOF)


                               KAV INVENTORY, LLC

                              14% SUBORDINATED NOTE
                              ---------------------

December 1, 2000                                                  $15,701,389.00


         KAV Inventory, LLC, a Delaware limited liability company (the "Company"), hereby promises to pay to the order of Aviation Sales Distribution Services Company ("Holder"), the principal amount of Fifteen Million Seven Hundred One Thousand Three Hundred Eighty Nine Dollars ($15,701,389.00) together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

         1.       Payment of Interest.

                  (a) Rate. Except as otherwise expressly provided in paragraph 3(b) hereof, interest shall accrue daily on the unpaid principal amount of this Note outstanding from time to time at the rate of fourteen percent (14%) per annum, or (if less) at the highest rate then permitted under applicable law. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall accrue interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid.

                  (b) Payment Dates. Subject to the provisions of paragraph 4 below, including without limit the restrictions on receipt of payments by the Holder until such time as the Senior Debt shall have been paid in full and the commitments to extend credit thereunder shall have been terminated, the Company shall pay all accrued interest in cash to the Holder on March 1, 2000 and on the first day of each and every third month thereafter. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. Interest shall accrue on any principal payment due under this Note and, to the


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extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable until such time as payment therefor is actually delivered to the Holder.

         2.       Payment of Principal on Note.

                  (a) Scheduled Payments. Subject to the provisions of paragraph 4 below, the Company shall pay in full all outstanding principal of this Note to the Holder on December 1, 2005 ("Maturity Date"), together with all accrued and unpaid interest on the principal amount being repaid.

                  (b) Prepayments. Subject to the provisions of paragraph 4 below, the Company may prepay all or any portion of the outstanding principal amount of this Note in cash without premium or penalty.

         3.       Events of Default.

                  (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

                           (i) the Company fails to pay when due and payable
                  (whether at maturity or otherwise) the full amount of interest then accrued on this Note or the full amount of any principal payment on any Note, and such failure to pay is not cured within 5 days after the occurrence thereof;

                           (ii) the Company makes an assignment for the benefit
                  of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (a) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

                           (iii) a judgment in excess of $5,000,000 is rendered
                  against the Company or any Subsidiary (in excess of insurance proceeds actually received by or paid on behalf of the Company) and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                           (iv) the Company or any Subsidiary defaults in the
                  performance of any obligation or agreement if the effect of such default is to cause an amount exceeding

                  $5,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $5,000,000 to become due prior to its stated maturity.

         The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  (b)      Consequences of Events of Default.

                           (i) If any Event of Default has occurred, the
                  interest rate on this Note shall increase immediately by an increment of two percentage points to the extent permitted by law. Any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Events of Default exist.

                           (ii) Subject to the provisions of paragraph 4 below,
                  if an Event of Default of the type described in subparagraph 3(a)(ii) has occurred, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the Holder, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.

                           (iii) Subject to the provisions of paragraph 4(f)
                  below, if any Event of Default (other than under subparagraph 3(a)(ii)) has occurred, the Holder may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable).

                           (iv) The Holder shall also have any other rights
                  which such Holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                           (v) The Company hereby waives diligence, presentment,
                  protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

         4.       Subordination.

                  (a) Extent of Subordination. The Holder will not ask for, demand, sue for, take or receive from the Company, by set-off or in any other manner, the whole or any part of any monies which may now or hereafter be owing by the Company to the Holder, under this Note, whether principal or interest, due or not due, direct or indirect, absolute or contingent, now existing or hereafter arising (all such indebtedness, obligations and liabilities hereinafter collectively referred to as the "Subordinated Debt"), unless and until first, all Senior Debt (defined below), second, all Senior Subordinated Adjustment Debt (defined below), and third, all Senior Subordinated Debt (defined below) shall have been fully paid and satisfied in cash and all commitments to extend credit thereunder shall have been terminated. As used herein, the term "Senior Debt" shall mean (i) all debt, liabilities and obligations of the Company (or its subsidiaries) with respect to that certain Loan and Security Agreement, dated as of December 1, 2000 (as amended, modified and restated from time to time, the "Bank Agreement"), among the Company, the financial institutions from time to time party thereto (the "Lenders"), and Bank of America, N.A., as agent for the Lenders (the "Agent"), including, without limitation, all principal, interest (including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or its subsidiaries), premium, letter of credit obligations, fees and expenses, including all Enforcement Expenses (as defined below) with respect thereto, and
(ii) all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing, including any such refinancing provided by financial institutions other than the Agent or any Lender. As used herein, the term "Senior Subordinated Adjustment Debt" shall mean (i) all debt, liabilities and obligations of the Company (or its subsidiaries) with respect to any 14% Senior Subordinated Adjustment Note issued in connection with the Inventory Purchase Agreement (as defined in the Bank Agreement)ncluding, without limitation, all principal, interest (including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or its subsidiaries), premium, letter of credit obligations, fees and expenses, including all Enforcement Expenses, and (ii) all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing, including any such refinancing provided by persons other than the holders thereof. As used herein, the term "Senior Subordinated Debt" shall mean (i) all debt, liabilities and obligations of the Company (or its subsidiaries) with respect to those certain 14% Senior Subordinated Promissory Notes each in the original principal amount of $13,700,000 of even date herewith, made by the Company payable to: (x) Aviation Sales Distribution Services Company ("ASDC") and (y) ASDC, as assigned to Kellstrom Industries, Inc., including, without limitation, all principal, interest (including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or its subsidiaries), premium, letter of credit obligations, fees and expenses, including all Enforcement Expenses with respect thereto, and (ii) all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing, including any such refinancing provided by persons other than the holders thereof. The Agent, the Lenders and all other financial institutions holding any Senior Debt are hereinafter referred to as "Senior Lenders". As used herein, the term "Enforcement Expenses" means all costs and expenses incurred by any holder of Senior Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt in connection with its enforcement of any rights or remedies with respect to any Senior Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt, the collection of any of the Senior

Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt, or the protection of, or realization upon, any collateral after the occurrence and during the continuance of a default with respect to any Senior Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt, including, by way of example, reasonable attorneys' fees, court costs, appraisal and consulting fees, auctioneers' fees, rent, storage, insurance premiums and like items, and whether or not such amounts are allowed as a claim against the Company (or its subsidiaries) in any bankruptcy, insolvency or reorganization proceeding.

                  (b) Liquidation, Winding Up, etc. Upon any distribution of assets of the Company or upon any dissolution, winding up, liquidation or reorganization of the Company, whether in any bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise:

                           (i) the holders of first, all Senior Debt, second,
                  all Senior Subordinated Adjustment Debt, and third, Senior Subordinated Debt shall be entitled to receive payment in full of the principal thereof, the interest due thereon and any premium, fees, expenses, indemnities or other payment obligation with respect thereto before the Holder is entitled to receive any payment upon the Subordinated Debt; and

                           (ii) any payment or distribution of assets of the
                  Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holder would be entitled but for the provisions of this paragraph 4 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise:
                  (a) first directly to the holders of Senior Debt or their agents or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and any premium or other amounts payable with respect to the Senior Debt held or represented by each such holder, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Debt; (b) second directly to the holder of Senior Subordinated Adjustment Debt or its agents or representatives to the extent necessary to make payment in full of all Senior Subordinated Adjustment Debt remaining unpaid; (c) third directly to the holders of Senior Subordinated Debt or their agents or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Subordinated Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and any premium or other amounts payable with respect to the Senior Subordinated Debt held or represented by each such holder, to the extent necessary to make payment in full of all Senior Subordinated Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Subordinated Debt; and (d) the remainder, if any, to the Holder; and

                           (iii) if the Holder has not presented a claim in
                  respect of the Subordinated Debt within 15 days of the commencement of any applicable claims filing period, the holders of Senior Debt shall have the right to present such claims in respect of the Subordinated Debt, and if the Senior Debt shall have been paid in full and the commitments to extend credit thereunder have been terminated, the holder of the Senior Subordinated Adjustment Debt shall have the right to present such claims in respect of the Subordinated Debt. So long as any amounts remain due and owing in respect of the Senior Debt or any commitments remain to extend credit thereunder, Holder shall not, without the prior consent of the Lenders, approve a plan in bankruptcy in respect of the Company the terms of which do not call for the payment of the Senior Debt in full in cash on the confirmation date of such plan.

The consolidation of the Company with, or the merger of the Company into, another entity shall not be deemed a dissolution, winding up, liquidation or reorganization of the Company for the purposes of this paragraph 4(c) if such other entity is organized in the United States and such entity, as a part of such consolidation or merger, succeeds to the Company's property and business and assumes the Company's obligations (including the Senior Debt, the Senior Subordinated Adjustment Debt, the Senior Subordinated Debt and the Subordinated
Debt).

                  (c) Payment Held in Trust. All payments or distributions by the Company upon or with respect to the Subordinated Debt which are received by the Holder in violation of or contrary to the provisions of subparagraphs 4(a) or 4(b) above shall be received in trust for the benefit of first, the holders of the Senior Debt, second, the holders of the Senior Subordinated Adjustment Debt, and third, the holders of the Senior Subordinated Debt and shall be paid over promptly, with or without demand therefor, to such holders (subject to the provisions of the notes evidencing the Senior Subordinated Adjustment Debt, the Senior Subordinated Debt and this Note) in the same form as so received (with all necessary endorsements and assignments) to be applied first to the payment of the Senior Debt, then to the Senior Subordinated Adjustment Debt, and then ratably to the Senior Subordinated Debt. In the event of the failure of the Holder to make any such endorsement or assignment to the Senior Lenders, the Senior Lenders, or any of their officers or employees, are hereby irrevocably authorized to make the same.

                  (d) Instrument Legend. Any instruments evidencing this Note will, on the date hereof or promptly hereafter, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of the Senior Lenders. Any instrument evidencing any of the Subordinated Debt, or any portion thereof, which is hereafter executed by the Company, will, on the date thereof, be inscribed with the aforesaid legend.

                  (e) Subordinated Debt Owed Only to the Holder. The Holder by acceptance of this Note warrants and represents that the Holder has not previously assigned any interest in this Note to any party, that no party owns an interest in this Note other than the Holder (whether as joint holders of the Subordinated Debt, participants or otherwise), and that the entire Subordinated Debt is owing to the Holder, subject only to the rights of the Senior Lenders of the holders of the Senior Subordinated Adjustment Debt and of the holders of the Senior Subordinated Debt hereunder.

                  (f) Acceleration. Notwithstanding anything herein to the contrary (including any notice delivery requirements), other than pursuant to the terms of paragraph 3(b)(ii) hereof (the terms of which are not limited by this paragraph 4(f) but are subject to the other provisions of this paragraph
4), so long as any Senior Debt is outstanding under the Bank Agreement, no notice of acceleration shall be given or, if given, shall be effective with respect to this Note, and no proceedings shall be instituted against the Company to enforce this Note, unless the maturity of any indebtedness under the Bank Agreement shall have been accelerated upon notice from the Agent (provided that nothing contained in this subparagraph 4(f) shall prohibit the immediate acceleration of this Note upon the commencement of a bankruptcy proceeding with respect to the Company).

         Nothing contained in this paragraph 4(f) shall prevent the Holder from
(A) accelerating this Note following the acceleration of any payment due under the Senior Debt or the declaration that the Senior Debt is immediately due and payable in full, (B) instituting legal proceedings to enforce and collect upon the amounts outstanding under this Note in the event that the Lenders either commence any such proceedings in respect of the Senior Debt or formally commence the exercise of its or their remedies in respect of any collateral securing the Senior Debt (other than remedies intended solely for the protection of the collateral and the lenders' interests therein and not related to any sale or disposition of or foreclosure upon the collateral), or (C) filing any proof of claim in respect of the amounts outstanding under this Note in connection with any bankruptcy or similar proceedings of the Company; provided that any amounts received or receivable in connection therewith in respect of the Subordinated Debt by the holders thereof shall be subject to the provisions of subparagraphs 4(a), 4(b) and 4(c) above.

                  (g) Subrogation. Holder agrees that, regardless of whether the Senior Debt is secured or unsecured, all Senior Lenders shall be subrogated to Holder with respect to Holder's claims against the Company until all of the Senior Debt shall have been paid and fully satisfied and all commitments to extend credit thereunder shall have been terminated. Upon receipt by the holders of the Senior Debt, the Senior Subordinated Adjustment Debt and the Senior Subordinated Debt of amounts sufficient to pay all Senior Debt, Senior Subordinated Adjustment Debt and Senior Subordinated Debt in full, to the extent any amounts which are otherwise payable with respect to the Subordinated Debt but for the provisions of this paragraph 4 have been paid over to the holders of the Senior Debt, the Senior Subordinated Adjustment Debt or the Senior Subordinated Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt, Senior Subordinated Adjustment Debt and Senior Subordinated Debt to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt, Senior Subordinated Adjustment Debt and Senior Subordinated Debt until the Subordinated Debt is paid in full, and no such payments or distributions to the holders of the Senior Debt, Senior Subordinated Adjustment Debt and the Senior Subordinated Debt of cash, property or securities otherwise distributable to the Holders shall, as between the Company, its creditors (other than the holders of Senior Debt, Senior Subordinated Adjustment Debt and Senior Subordinated Debt) and the Holder, be deemed to be payment by the Company to the holders of the Senior Debt, the holders of the Senior Subordinated Adjustment Debt or to the holders of the Senior Subordinated Debt. Upon any payment or distribution of assets of the Company referred to in this paragraph 4, the Holder shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Holder for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt, Senior Subordinated Adjustment Debt, Senior Subordinated Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this paragraph 4. The provisions of this paragraph 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt is rescinded or must otherwise be returned by the holders of the Senior Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company) all as though such payment had not been made.

                  (h) Rights Not Subordinated. The provisions of this paragraph 4 are for the purpose of defining the relative rights of the holders of Senior Debt, the Senior Subordinated Adjustment Debt and Senior Subordinated Debt on the one hand and of the Holder on the other hand, and nothing herein shall impair (as between the Company, the Holder and creditors of the Company, other than the holders of the Senior Debt, the Senior Subordinated Adjustment Debt and the Senior Subordinated Debt) the Company's obligation to the Holder to pay to Holder or such holders the full amount of this Note in accordance with the terms hereof. No provision of this paragraph 4 shall be deemed to subordinate, to any extent, any claim or right of the Holder to any claim against the Company by any creditor or any other Person except to the extent expressly provided herein.

                  (i) Payment Set Aside. To the extent that (i) the Holder has turned over any cash, securities or other property received as payments from the Company to the holders of Senior Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt hereunder for application to the Senior Debt, Senior Subordinated Adjustment Debt or the Senior Subordinated Debt or (ii) any cash, securities or other property to which the Holder would otherwise have been entitled (but for the provisions of this paragraph 4) as payments from the Company are paid to the holders of Senior Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt for application to the holders of the Senior Debt, Senior Subordinated Adjustment Debt or the Senior Subordinated Debt, and any such payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from or disgorged by the Holder or are otherwise required to be refunded, repaid or restored by the Holder to the Company or any trustee, receiver or other Person under any law (including, without limitation, any bankruptcy or insolvency law or any federal or state equitable cause), then to the extent of any such restoration the holders of Senior Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt that actually received such payments shall repay such amount to the Holder and Holder's other rights and obligations hereunder shall be renewed and continued in full force and effect as if such original payment had not been made by the Holder to the holders of Senior Debt, Senior Subordinated Adjustment Debt or Senior Subordinated Debt. This subparagraph (i) shall survive the termination and cancellation of this Note.

                  (j) Term. The provisions of this paragraph 4 shall constitute a continuing agreement of subordination, and the Senior Lenders may continue, without notice to the Holder, to lend monies, extend credit and make other financial accommodations to or for the account of the Company, on the faith hereof, and the provisions of this paragraph 4 shall be irrevocable by the Holder until all Senior Debt shall have been paid and fully satisfied and all financing arrangements between the Company and any Senior Lender relating to the Senior Debt have been terminated.

                  (k) Additional Agreements, Among the Company and Senior Lenders. Any Senior Lender, at any time and from time to time, may enter into such agreement or agreements with the Company as such Senior Lender may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Debt or affecting the security underlying any or all of the Senior Debt, or may exchange, sell, release, surrender or otherwise deal, with any such security, without in any way impairing or affecting this Note.

                  (l) Holder's Waivers. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon the provisions of this paragraph 4, and the Holder expressly waives all notice of the acceptance by any Senior Lender of the subordination and other provisions of this Note, all other notices whatsoever, and reliance by the Senior Lenders upon the subordination and other agreements as herein provided. The Holder by its acceptance of this Note agrees that: (i) no Senior Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Bank Agreement or any other document or agreement evidencing Senior Debt, or the collectability of any Senior Debt; (ii) the Senior Lenders shall be entitled to manage and supervise their loans to the Company in accordance with their usual practices, modified from time to time as they deem appropriate under the circumstances, without regard to the existence of any rights that the Holder may now or thereafter have in or to any of the assets of the Company; and (iii) no Senior Lender shall have any liability to the Holder for, and the Holder waives any claim which the Holder may now or hereafter have against any Senior Lender arising out of, any and all actions which any Senior Lender, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any collateral, actions with respect to the occurrence of an event of default, actions with respect to the foreclosure upon, sale of, release of, depreciation of or failure to realize upon, any of the collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) with respect to the administration or the collection o the Senior Debt or the valuation, use, protection or release of any collateral.

                  (m) No Waiver. No waiver shall be deemed to be made by any Senior Lender of any of its rights hereunder, unless the same shall be in writing signed by such Senior Lender, and each waiver, if any, shall be a waiver only with respect to the specific instance involved, and shall in no way impair the rights of such Senior Lender or the obligations of the Holder to such Senior Lender in any other respect at any other time.

                  (n) Application of Payments. The Holder hereby agrees that all payments received by any Senior Lender from the Company may be applied and reapplied, in whole or in part, to any of the Senior Debt, as such Senior Lender, in its sole discretion, deems appropriate.

                  (o) Unsecured Obligation. This Note is an unsecured obligation of the Company and shall remain unsecured for so long as any Senior Debt shall remain outstanding or there shall exist any commitment to provide Senior Debt to the Company.

                  (p) Priority to Senior Lenders' Rights Hereunder. All rights and remedies extended to the Senior Lenders pursuant to this paragraph 4 (including, without limitation, the right to receive distributions set forth in subparagraph (b) and the right to receive payments on the Subordinated Debt made in contravention of this paragraph 4) shall inure, first, to the Agent, for the benefit of itself and the Lenders, and any financial institution(s) providing indebtedness to refinance the Senior Debt under the Bank Agreement, second, to the holder of the Senior Subordinated Adjustment Debt, and third, to the holders of the Senior Subordinated Debt.

                  (q) Complete Nature of Subordination. All rights and interests of the Senior Lenders shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of the documents relating to the Senior Debt, or any other agreement or instrument relating thereto; (ii) any exchange, release or non-perfection of the collateral for the Senior Debt, or any other collateral, or any release or amendment or waiver of (or consent to departure from) any of the documents relating to the Senior Debt; or (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Senior Lender, the Holder or another subordinated creditor.

                  (r) No Contest of Liens or Rights; No Prejudicial Actions. In no event shall the Holder or any other holder of this Note institute, or join as a party in the institution of, or directly or indirectly assist in the prosecution of, any action, suit or proceeding seeking a determination that the lien of the Agent or any other Senior Lender in any of the assets of any of the Company, or any other rights of any nature under the documents relating to the Senior Debt, is invalid, unperfected, avoidable or unenforceable or is or should be subordinated to the interests of any other person. The Holder or any other holder of this Note hereby consents to the terms for use of cash collateral, and shall execute any and all agreements relating to the use of cash collateral, that the Senior Lenders may at any time or from time to time reasonably request.

         5. Definitions. For purposes of this Note, the following capitalized terms have the following meanings:

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         6. Governing Law. This Note shall be governed by the laws of the State of Florida, without regard to its conflicts of law principles.

         7. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         8. Payments. All payments to be made to the Holder of this Note shall be made in the lawful money of the United States of America in immediately available funds.

         9. Place of Payment. Payments of principal and interest shall be delivered to the Holder of this Note at the following address:

                  Aviation Sales Distribution Services Company
                  3601 Flamingo Road
                  Miramar, Florida 33027

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

         10. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of Florida, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

         11. This Note may not be assigned by the Holder hereof without the prior written consent of Company, except to Citicorp USA, Inc., as Agent ("Citicorp"), as required in connection with the Fourth Amended and Restated Credit Agreement dated May 31, 2000, as amended ("Credit Agreement"), among Holder, Citicorp and the other financial institutions party thereto, the Supplemental Term Loan Note (as defined in such Credit Agreement, any assignee of or successor to Citicorp, or any successor secured lender to Holder in connection with any refinancing of the credit facilities provided under the Credit Agreement or such Supplemental Term Loan Note.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Company has executed and delivered this Note on December 1, 2000.

                                            KAV INVENTORY, LLC


                                            By: /s/ Benito Quevedo
                                               ---------------------------------
                                                 Name:  Benito Quevedo
                                                      --------------------------
                                                 Title: Manager
                                                       -------------------------


                                            By: /s/ Oscar E. Torres
                                               ---------------------------------
                                                 Name:  Oscar E. Torres
                                                      --------------------------
                                                 Title: Manager
                                                       -------------------------


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